Exhibit 3.78

STATE of WASHINGTON

SECRETARY of STATE

I, RALPH MUNRO, *Secretary of State of the State of Washington and custodian of its seal,* hereby issue this

CERTIFICATE OF AMENDMENT

to

WEINSTEIN BEVERAGE CO. OF SPOKANE, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

UBI Number: 328 016 600

Date: May 11, 1998

Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

Ralph Munro, Secretary of State

2-100296-9

RESTATED ARTICLES OF INCORPORATION
OF
WEINSTEIN BEVERAGE CO. OF SPOKANE, INC.
     Pursuant to RCW 23B. 10.070, the following constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto.
ARTICLE 1. NAME
     The name of this corporation is Weinstein Beverage Co. of Spokane, Inc.
ARTICLE 2. SHARES
     This corporation shall have authority to issue 1,000 shares of Common Stock having a par value of $100 per share.
ARTICLE 3. INCORPORATOR
     The names and addresses of the incorporators are as follows:
Walter F. Rabe
17 Circle West
Edina, Minnesota
W. L. Rinehart
South 226 Madison Street
Spokane, Washington
H.E. McGinty
5032 Garfield Avenue
Minneapolis, Minnesota
ARTICLE 4. NO PREEMPTIVE RIGHTS
     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 5. NO CUMULATIVE VOTING
     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.
ARTICLE 6. DIRECTORS
     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.
ARTICLE 7. BYLAWS
     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.
ARTICLE 8. AMENDMENTS TO ARTICLES OF INCORPORATION
     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.
ARTICLE 9. LIMITATION OF DIRECTOR LIABILITY
     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     These Restated Articles of Incorporation do not contain an amendment to the Articles of Incorporation.
     These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.
     Dated: May 1, 1998.

WEINSTEIN BEVERAGE CO. OF SPOKANE, INC.
By:	/s/ Joseph H. Weinstein
Joseph H. Weinstein, President

WEINSTEIN BEVERAGE CO. OF SPOKANE, INC.
CERTIFICATE ACCOMPANYING
RESTATED ARTICLES OF INCORPORATION
     Pursuant to RCW 23B.10.070, the foregoing constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation. The Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.
     The Restated Articles of Incorporation do not contain an amendment to the Articles of Incorporation and were duly adopted by the Board of Directors.
     This certificate accompanying the Restated Articles of Incorporation is executed by said corporation by its duly authorized officer.
     Dated: May 1, 1998.

WEINSTEIN BEVERAGE CO. OF SPOKANE, INC.
By:	/s/ Joseph H. Weinstein
Joseph H. Weinstein, President